Exhibit 16.1

                             JAMES E. RAFTERY CPA PC

                             606 NORTH STAPLEY DRIVE

                                 MESA, AZ 85203

                              Phone: (480) 835-1040

                               Fax: (480) 835-8832

EXHIBIT 16.1

May 19, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Commissioners:

James E. Raftery CPA PC was previously principal accountant for Desert Health Products, Inc. (the "Company"). I have read the statements made by Desert Health Products, Inc. (copy attached), which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 16, 2004. I agree with the statements concerning my Firm in such Form 8-K/A.

Very truly yours,


/s/ James E. Raftery CPA PC

James E. Raftery, CPA PC